UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 16, 2021

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common stock, par value $.01 per share	FTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreement

On December 16, 2021 (the “Closing Date”), Fortive Corporation, a Delaware corporation (the “Company”), entered into a term loan credit agreement with Bank of America, N.A. (“Bank of America”), as administrative agent, and a syndicate of lenders party thereto, which provides for a 364-day delayed-draw term loan facility up to an aggregate principal amount of $1,000 million (the “Credit Agreement”). At the closing, the Company drew down and borrowed the full $1,000 million available under the Credit Agreement.

Repayment of the principal amount borrowed under the Credit Agreement is due no later than 364 days after the Funding Date.

Borrowings under the Credit Agreement bear interest at the Company’s option as follows: (1) Eurodollar Rate Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a margin of between 60.0 and 80.0 basis points, depending on the Company’s long-term debt credit rating; (2) Daily Floating LIBOR Rate Loans (as defined in the Credit Agreement), like Eurodollar Rate Loans, bear interest at a variable rate equal to the London inter-bank offered rate plus a margin of between 60.0 and 80.0 basis points, depending on the Company’s long-term debt credit rating; and (3) Base Rate Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Bank of America’s prime rate as publicly announced from time to time and (c) the Eurodollar Rate (as defined in the Credit Agreement) plus 1%; provided that in no event will the Eurodollar Rate be less than 0%.

The Credit Agreement requires the Company to maintain a Consolidated Net Leverage Ratio (as defined in the Credit Agreement) of 3.50 to 1.00 or less; provided, that the maximum Consolidated Net Leverage Ratio will be increased to 4.00 to 1.00 for the four consecutive full fiscal quarters immediately following the consummation of any acquisition by the Company or any subsidiary of the Company in which the purchase price exceeds $250 million; provided, further, that, if the 2018 Credit Agreement (as defined in the Credit Agreement) is amended, restated, supplemented or otherwise modified after the Closing Date, including by means of any refinancing, refunding, renewal, replacement or extension thereof, to allow for a maximum “Consolidated Net Leverage Ratio” to be increased to a higher level than set forth in the Credit Agreement for any period, then, upon the effectiveness of such amendment, restatement, supplement or other modification, the maximum Consolidated Net Leverage Ratio permitted by the Credit Agreement shall be automatically increased to the maximum “Consolidated Net Leverage Ratio” set forth in the 2018 Credit Agreement. In addition, the “Consolidated Net Leverage Ratio” definition will be automatically modified to conform to any amendment, restatement, supplement or other modification to the 2018 Credit Agreement. The Credit Agreement also requires the Company to maintain a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.50 to 1.00 or more. The Consolidated Net Leverage Ratio and Consolidated Interest Coverage Ratio will be tested beginning with the fiscal quarter ending April 1, 2022.

Borrowings under the Credit Agreement are prepayable at the Company’s option in whole or in part without premium or penalty. Amounts borrowed under the Credit Agreement may not be reborrowed once repaid.

The Company’s obligations under the Credit Agreement are unsecured. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of the Company and certain of its subsidiaries to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of the Company’s or any subsidiary’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control with respect to the Company would constitute an event of default under the Credit Agreement.

Upon the occurrence and during the continuance of an event of default, the lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.

In the ordinary course of their respective financial services businesses, certain of the lenders and the other parties to the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in a variety of services, including cash management, investment research and management, commercial banking, hedging, brokerage and advisory or other financial and non-financial activities and services, with the Company and its affiliates for which they have in the past received, and/or may in the future receive, customary compensation and expense reimbursement.

The above description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement. The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2021, Feroz Dewan notified the Board of Director of the Company of his decision to resign as a director of the Company for personal reasons unrelated to the Company, with such resignation effective December 31, 2021. Mr. Feroz’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	364-Day Term Loan Credit Agreement, dated as of December 16, 2021, among Fortive Corporation, Bank of America, N.A., as Administrative Agent, and the lenders referred to therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Vice President - Associate General Counsel and Secretary

Date: December 22, 2021